Exhibit 10.1



                         PROVIDENT SENIOR LIVING TRUST

                           LONG TERM INCENTIVE PLAN



      1. Purpose. The purpose of this Provident Senior Living Trust Long Term Incentive Plan (the "Plan") is to attract and retain qualified officers, directors, trustees and employees of, and consultants to, Provident Senior Living Trust, a Maryland real estate investment trust ("Provident Trust"), and its Affiliates and to provide such persons with appropriate incentives. Provident Trust has adopted the Plan effective as of March 31, 2004, and such adoption has been approved by Provident Trust's shareholders. Unless extended by amendment in accordance with the terms of the Plan, no Options, Appreciation Rights, Restricted Shares, Restricted Units or LTIP Units will be granted hereunder after the tenth anniversary of such effective date.

      2.    Definitions. As used in this Plan:

      "Affiliate" means a corporation, partnership, joint venture, unincorporated association or other entity in which Provident Trust has a direct or indirect ownership or other equity interest.

      "Appreciation Right" means a right, granted to a Participant pursuant to
Section 6 hereof to receive upon exercise of such right before a specified date, to receive, in cash or Common Shares (or a combination thereof) as determined by the Committee, an amount equal to the increase in Market Value per Share, of a specified number of Common Shares over a specified exercise price per share.

      "Board" means the Board of Trustees of Provident Trust.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Committee" means the Compensation Committee of the Board, as described in Section 12(a) of this Plan, or, in the absence of a Compensation Committee, the full Board.

      "Common Shares" means (i) common shares of beneficial ownership, par value $0.001 per share, of Provident Trust and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 8 of this Plan.

      "Date of Grant" means the date specified by the Committee on which a grant of Restricted Shares, Restricted Units, LTIP Units, Options or Appreciation Rights shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Exercise Price" means the purchase price payable upon the exercise of an Option.

      "Grant Document" means an agreement or certificate which is provided by the Committee to a Participant and which sets forth the terms and conditions of the grant of Restricted Shares,

Restricted Units, LTIP Units, Options or Appreciation Rights made to such Participant in accordance herewith.

      "LTIP Unit" means an OP Unit, granted to a Participant pursuant to
Section 4 that is subject to the restrictions set forth in such Section.

      "Market Value per Share" means the fair market value per Common Share as determined by the Committee from time to time.

      "Option" means a right, granted to a Participant pursuant to Section 5 to purchase on exercise of the Option, before a specified date and at a specified Exercise Price per Common Share, a specified number of Common Shares.

      "Optionee" means the person so designated in the Grant Document evidencing an outstanding Option.

      "OP Unit" means a unit of partnership interest in PSLT OP, L.P., Provident Trust's operating partnership.

      "Participant" means a person who is selected by the Committee to receive benefits under this Plan and who, at that time, is (or has accepted an offer or appointment to become) an officer, director, trustee or employee of, or a consultant to, Provident Trust or any Affiliate.

      "Restricted Period" means, in relation to Restricted Shares, Restricted Units, LTIP Units or Common Shares received upon the exercise of Options, the period determined by the Committee, during which restrictions on the transferability of such Restricted Shares, Restricted Units, LTIP Units or Common Shares received upon the exercise of Options are in effect.

      "Restricted Share" means a Common Share, granted to a Participant pursuant to Article 4 that is subject to the restrictions set forth in such Section.

      "Restricted Unit" means a right, granted to a Participant pursuant to
Section 4 of this Plan, to receive either (i) an amount in cash equal to the Market Value per Share of one Common Share, or (ii) one Common Share, as provided by the Committee at the time of grant.

      "Rule 16b-3" means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the Exchange Act, or any successor rule to the same effect.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Vesting Period" shall mean, in relation to Restricted Shares, Restricted Units, LTIP Units, Options or Appreciation Rights, any period determined by the Committee during which such Restricted Shares, Restricted Units, LTIP Units, Options or Appreciation Rights may expire or be forfeited if the Participant terminates service or if other circumstances specified by the Committee arise.

      3.    Common Shares and OP Units Available Under the Plan.

(a) Subject to adjustment as provided in Section 8 of this Plan, the number of Common Shares and/or OP Units which may be (i) awarded as Restricted Shares and released from substantial risk of forfeiture thereof, (ii) issued upon the release from substantial risk of forfeiture and payment of Restricted Units,
(iii) awarded as LTIP Units and released from substantial risk of forfeiture thereof, and (iv) issued or transferred upon the exercise of Options or Appreciation Rights, initially shall not in the aggregate exceed 1,250,000 Common Shares and/or OP Units, which may be shares or units of original issuance, shares or units held in treasury, or a combination thereof; provided that as of the first day of each calendar quarter beginning after January 1, 2005, such aggregate number of Common Shares and/or OP Units shall automatically be increased by __ percent of any net increase since the first day of the preceding calendar quarter in the total number of Common Shares actually outstanding (assuming all OP Units that are subject to redemption rights are converted into Common Shares). For the purposes of this Section 3(a):

                  (i) Upon payment or settlement in cash of the benefit provided by any award granted under this Plan, any Common Shares or OP Units that were covered by that award shall again be available for issuance or transfer hereunder; and

                  (ii) Upon the full or partial payment of any exercise price by the transfer to Provident Trust of Common Shares or upon satisfaction of tax withholding obligations in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Common Shares or OP Units, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares or OP Units (as applicable) actually issued or transferred by Provident Trust less the number of Common Shares or OP Units (as applicable) so transferred or relinquished.

            (b) Notwithstanding any other provision of this Plan to the contrary, no Participant shall be granted Options and Appreciation Rights, in the aggregate, for more than 1,250,000 Common Shares during any two calendar years, subject to adjustment as provided in Section 8 of this Plan.

      4.    Restricted Shares, Restricted Units and LTIP Units.

            (a) Grants of Restricted Shares, Restricted Units and LTIP Units. The Committee may select officers, directors, trustees, employees and consultants to become Participants and grant Restricted Shares, Restricted Units and/or LTIP Units to such Participants at any time. Before making grants, the Committee may receive recommendations of the management of Provident Trust that take into account such factors as level of responsibility, current and past performance, and performance potential. The grants of Restricted Shares, Restricted Units and/or LTIP Units shall be in respect of such number of Common Shares or OP Units (as applicable), for such amounts and subject to such terms and conditions as the Committee may establish. Each grant to a Participant shall be evidenced by a Grant Document stating the number of Common Shares or OP Units (as applicable) subject to the Restricted Shares, Restricted Units and/or LTIP Units granted, the terms and conditions of such grant, and the consequences of forfeiture that will apply to such grant, and any other terms, conditions, or rights with respect to such grant as the Committee may determine.

            (b) Restricted Shares. At the time of grant of Restricted Shares, subject to the receipt by Provident Trust of any applicable consideration for such Restricted Shares, one or more certificates representing the appropriate number of Common Shares granted to a Participant shall be registered in his or her name, but shall be held by Provident Trust for the account of the Participant. The Participant shall have all rights of a holder as to such Common Shares, including the right to receive dividends, and to vote such Common Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of certificates representing such Common Shares until the expiration of the Restricted Period; (ii) except as otherwise provided in the Grant Document, none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (iii) except as otherwise provided in the Grant Document, all of the Restricted Shares shall be forfeited and all rights of the Participant to such Restricted Shares shall terminate without further obligation on the part of Provident Trust if the Participant terminates service prior to the end of the Vesting Period applicable to such Restricted Shares or does not fulfill all other requirements specified in the Grant Document. Any Common Shares or other securities or property received with respect to such shares shall be subject to the same restrictions as such Restricted Shares.

            (c) Restricted Units. During the Vesting Period (or, if longer, the Restricted Period) for Restricted Units, upon the payment of a dividend on a Common Share, a Participant may be paid, with respect to each such Restricted Unit, a cash amount (or, if the Committee so determines, may be granted additional Restricted Units having a value equal to the amount of such dividend payment based on the Market Value per Share of a Common Share on the date of such additional grant), in the same manner, at the same time and in the same amount paid, as such dividend. Except as otherwise provided in the Grant Document or as may be determined by the Committee, the Restricted Units and all rights of the Participant to the Restricted Units shall be forfeited without further obligation on the part of Provident Trust unless the Participant remains in the continuous service with Provident Trust for the entire Vesting Period applicable to such Restricted Units, except as provided in the Grant Document.

            (d) LTIP Units. At the time of grant of LTIP Units, subject to the receipt by Provident Trust of any applicable consideration for such LTIP Units, one or more certificates representing the appropriate number of LTIP Units granted to a Participant shall be registered in his or her name, but shall be held by Provident Trust for the account of the Participant. The Participant shall have all rights of a unit holder as to such LTIP Units, including the right to receive dividends, distributions and allocations, and to convert such units into Common Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of certificates representing the LTIP Units until the expiration of the Restricted Period; (ii) except as otherwise provided in the Grant Document, none of the LTIP Units may be sold, transferred, assigned, pledged, encumbered, redeemed, converted or disposed of during the Restricted Period; and (iii) except as otherwise provided in the Grant Document, all of the LTIP Units shall be forfeited and all rights of the Participant to such LTIP Units shall terminate without further obligation on the part of Provident Trust if the Participant terminates service prior to the end of the Vesting Period applicable to such Restricted Shares or does not fulfill all other requirements specified in the Grant Document. Any OP Units, Common Shares or other securities or property received with respect to such LTIP Units shall be subject to the same restrictions as such LTIP Units.

            (e) Adjustment with Respect to Restricted Shares, Restricted Units and LTIP Units. Any other provision of the Plan or a Grant Document to the contrary notwithstanding, the Committee may at any time, change or amend the terms and conditions of any outstanding grant of Restricted Shares, Restricted Units and/or LTIP Units, if it determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in Provident Trust's accounting policies, acquisitions or dispositions by Provident Trust, or the occurrence of other unusual, unforeseen or extraordinary events, so warrant, provided that, the Committee shall not be obligated to change all grants in the same manner or treat all Participants the same.

            (f)   Payment of Restricted Shares and Restricted Units.

                  (i) Restricted Shares. At the end of the Vesting Period (or, if longer, the Restricted Period) applicable to the Participant's Restricted Shares, all restrictions contained in the Grant Document or award of Restricted Shares and in the Plan shall lapse, and the appropriate number of Common Shares, net of any shares withheld at the end of the Vesting Period pursuant to paragraph (h), shall be delivered to the Participant free of restrictions, in the form of share certificates or credited to a brokerage account as the Participant so directs.

                  (ii) Restricted Units. At the end of the Vesting Period (or, if longer, the Restricted Period) applicable to a Participant's Restricted Units, there shall be paid to the Participant, either (1) an amount in cash equal to the Market Value per Share of one Common Share for each vested Restricted Unit measured on the last trading day of the Vesting Period (or, if longer, the Restricted Period), or (2) one Common Share for each vested Restricted Unit, in each case, net of shares withheld by Provident Trust pursuant to paragraph (h), and free of restrictions. For Restricted Units satisfied in Common Shares, the appropriate number of shares shall be delivered to the Participant in the form of share certificates or credited to a brokerage account as the Participant so directs.

            (g) Payment of LTIP Units. At the end of the Vesting Period (or, if longer, the Restricted Period) applicable to the Participant's LTIP Units, all restrictions contained in the Grant Document or award of LTIP Units and in the Plan shall lapse, and the appropriate number of OP Units (net of any shares or units withheld at the end of the Vesting Period pursuant to paragraph (h)), shall be delivered to the Participant free of restrictions, in the form of OP Unit certificates (or, if and to the extent that such units are converted into Common Shares, in the form of share certificates or credited to a brokerage account as the Participant so directs).

            (h) Payment of Taxes. In the event that an individual is subject to any tax on Restricted Shares, Restricted Units and/or LTIP Units, Provident Trust may permit the Participant to satisfy any federal, state, local or social security tax withholding requirements that occur by deducting from the number of whole Common Shares or OP Units (as applicable) otherwise deliverable, such number of shares or units as shall have a Market Value per Share, on the applicable date, equal to the tax required or permitted to be withheld by Provident Trust.

            (i) Deferral of Payment. The Committee may, in its sole discretion, offer any Participant the right, by execution of a written agreement with Provident Trust containing such terms and conditions as the Committee shall in its sole discretion provide for, to extend the Vesting or Restricted Periods applicable to all or any portion of such Participant's Restricted Shares, Restricted Units or LTIP Units, to convert all or any portion of such Participant's Restricted Shares into Restricted Units or to defer the receipt of all or any portion of the payment, if any, for such Participant's Restricted Units or LTIP Units (including any Restricted Shares converted into Restricted Units) pursuant to such guidelines as the Committee may establish from time to time. In the event that any Vesting Period with respect to Restricted Shares, Restricted Units and/or LTIP Units is extended pursuant to this Section 4(i), the Restricted Period with respect to such Restricted Shares, Restricted Units and/or LTIP Units (as applicable) shall be extended to the same date, provided that in no event shall such deferral result in the acceleration of the Restricted Period for such Restricted Shares, Restricted Units and/or LTIP Units. The provisions of any written agreement with a Participant pursuant to this Section 4(i) may provide for the payment or crediting of interest, an appreciation factor or index or dividend equivalents, as appropriate.

      5.    Stock Options.

            (a) Grants of Stock Options. The Committee may select officers, directors, trustees, employees and consultants to become Participants and grant Options to such Participants at any time. Before making grants, the Committee may receive the recommendations of the management of Provident Trust, which will take into account such factors as level of responsibility, current and past performance, and performance potential. Subject to the provisions of the Plan, the Committee shall also determine the number of Common Shares to be covered by each Option. The Committee may grant an Appreciation Right in connection with an Option, as provided in Section 6.

            (b) Option Documentation. Each Option granted under the Plan shall be evidenced by a Grant Document stating the number of Common Shares subject to the Option, the terms and conditions of such grant, any Vesting Period or Restricted Period, the expiration date of such Option and the events of and the consequences of forfeiture that will apply to such Option, and any other terms, conditions or rights with respect to such grant as the Committee may deem appropriate and are not inconsistent with the provisions of the Plan.

            (c) Exercise Price. The Committee shall establish the exercise price at the time any Option is granted, except that such exercise price shall not be less than 80% of the Market Value per Share of the underlying Common Shares on the day an Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Article V of the Plan.

            (d)   Exercise of Stock Options.

                  (i) Exercisability and Vesting. Options shall become exercisable at such times and in such installments as the Committee may provide at the time of grant. The Committee also may, but shall not be required to, set a Vesting Period for grants of Options. Once an Option becomes exercisable, an Option may be exercised from the time first set by the

Committee until the close of business on the expiration date of the Option, subject to (1) the limitations imposed by Provident Trust policies with respect to employee trading and (2) any limitations on exercise following termination of employment that are contained in the Grant Document.

                  (ii) Option Period. For each Option granted, the Committee shall specify the period during which the Option may be exercised, provided that no Option shall be exercisable after the expiration of ten years from the date of grant of such Option.

            (e)   Payment of Exercise Price and Tax Liability Upon Exercise.

                  (i) Payment of Purchase Price. The exercise price per share of the Common Shares as to which an Option is exercised shall be paid to Provident Trust at the time of exercise (1) in cash, (2) by actual delivery or attestation to ownership of freely transferable Common Shares already owned by the person exercising the Option (in accordance with rules established by the Committee from time to time) having a total real-time market price, at the time of delivery or attestation and on the date of exercise, equal to the exercise price, (3) a combination of cash and Common Shares equal in value to the exercise price, or (4) by such other means as the Committee, in its sole discretion, may determine.

                  (ii) Payment of Taxes. Upon exercise, a Participant may elect to satisfy any federal, state, local, foreign, and social security taxes required or permitted by law to be withheld that arise as a result of the exercise of an Option by directing Provident Trust to withhold from the Common Shares otherwise deliverable upon the exercise of such Option, such number of shares as shall have a total real-time market price at the time and on the date of exercise, at least equal to the amount of tax to be withheld.

            (f) Delivery of Shares. Upon receipt by Provident Trust of the exercise price and satisfaction of all tax obligations, share certificate(s) for the Common Shares as to which an Option is exercised (net of any shares withheld pursuant to paragraph (e) above) shall be delivered to the person in whose name the Option is outstanding or such person's estate or beneficiaries, as the case may be, or such Common Shares shall be credited to a brokerage account or otherwise delivered, in such manner as such person or such person's estate or beneficiaries, as the case may be, may direct.

            (g) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which a holder of an Option may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the Common Shares subject to such Option and/or to receive cash at such later time or times in lieu of such deferred Common Shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, a Participant who elects such deferral shall not have any rights as a shareholder with respect to such deferred shares unless and until Common Shares are actually delivered to him or her.

      6.    Appreciation Rights.

            (a) Grants of Appreciation Rights. The Committee may select officers, directors, trustees, employees and consultants to become Participants and grant Appreciation Rights to such Participants at any time. Before making grants, the Committee may receive the recommendations of the management of Provident Trust, which will take into account such factors as level of responsibility, current and past performance, and performance potential. Subject to the provisions of the Plan, the Committee shall have the authority to grant Appreciation Rights, with or without associated dividend equivalents, in connection with an Option or independently as a stand-alone award. The Committee may grant Appreciation Rights in connection with an Option, either at the time of grant or by amendment, in which case each such Appreciation Right shall be subject to the same terms and conditions as the related Option and shall be exercisable only at such times and to such extent as the related Option is exercisable. A Appreciation Right granted in connection with an Option shall entitle the holder to surrender to Provident Trust the related Option unexercised, or any portion thereof, and receive from Provident Trust in exchange therefor an amount equal to the excess of the Market Value per Share of one Common Share on the day of the surrender of such Option over the Option exercise price times the number of Common Shares underlying the Option, or portion thereof, that is surrendered. An Appreciation Right granted independently of an Option shall entitle the holder to receive upon exercise an amount equal to the excess of the Market Value per Share of one Common Share on the day preceding the exercise of the Appreciation Right over the Market Value per Share of one Common Share on the date such Appreciation Right was granted, or such other price determined by the Committee at the time of grant, which shall in no event be less than 100% of the Market Value per Share of one Common Share on the date such Appreciation Right was granted. In addition, the maximum term of Appreciation Rights shall not exceed ten years.

            (b) Payment Upon Exercise of Appreciation Rights. Provident Trust's obligation to any Participant exercising an Appreciation Right may be paid in cash or Common Shares, or partly in cash and partly in Common Shares, at the sole discretion of the Committee. The number of Common Shares deliverable upon the satisfaction of an obligation in respect of an Appreciation Right that is satisfied in Common Shares shall be determined based on the Market Value per Share of a Common Share on the date of exercise of such Appreciation Right.

            (c) Deferral of Payment. The Committee may from time to time establish procedures pursuant to which a holder of an Appreciation Right may elect to defer, until a time or times later than the exercise of an Appreciation Right, receipt of any associated dividend equivalents, all or a portion of the cash or Common Shares to be received in payment upon the exercise of such Appreciation Right, and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, a Participant who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares or amounts until Common Shares are actually delivered to the Participant.

      7. Transferability. Except as otherwise provided in the Grant Document, a Participant's rights under the Plan, including the right to any amounts, shares or units payable or distributable in respect of an award under the Plan, may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to his or her designated beneficiary or, in the absence of such a designation, by will or the laws of descent and distribution. All Options and Appreciation Rights shall be exercisable, subject to the terms of this Plan, only by the Participant, or, in the event of the Participant's disability, his or her guardian or legal representative.

      8.    Adjustments.

            (a) The Committee may make or provide for such adjustments in the number of Common Shares covered by outstanding Restricted Shares, Restricted Units, LTIP Units, Options or Appreciation Rights granted hereunder, the exercise prices per Common Share applicable to any such Options and Appreciation Rights, the number of OP Units covered by outstanding LTIP Units, and the kind of shares (including shares of another issuer) covered thereby, as the Committee may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (i) any share dividend, share split, combination of shares, recapitalization or similar change in the capital structure of Provident Trust or (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the Grant Document evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the maximum numbers of Common Shares specified in Section 3 of this Plan as the Committee may in good faith determine to be appropriate in order to reflect any transaction or event described in this
Section 8.

            (b) If another entity is merged into Provident Trust or Provident Trust otherwise acquires another entity, the Committee may elect to assume under this Plan any or all outstanding options or other awards granted by such entity under any option or other plan adopted by it prior to such acquisition. Such assumptions shall be on such terms and conditions as the Committee may determine; provided, however, that the awards as so assumed do not contain any terms, conditions or rights that are inconsistent with the terms of this Plan. Unless otherwise determined by the Committee, such awards shall not be taken into account for purposes of the limitations contained in
Section 3 of this Plan.

      9. Fractional Shares. Provident Trust shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

      10. Withholding. To the extent that Provident Trust is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to Provident Trust for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to Provident Trust for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may without limitation include voluntary or mandatory relinquishment of a portion of any such payment or benefit (up to the employer's minimum required tax withholding rate to the extent that shares are withheld from an award) or the surrender of outstanding Common Shares (up to the employer's minimum required tax withholding rate to the extent that the Participant has held the shares for less than six months) and, in accordance with applicable law, one or more full-recourse loans from Provident Trust to the Participant. Provident Trust and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

      11. Certain Terminations of Services, Hardship, and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of the termination of services by reason of death, disability, normal retirement, early retirement with the consent of Provident Trust, termination of services to enter public or military service with the consent of Provident Trust or leave of absence approved by Provident Trust, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Appreciation Right that is not immediately and fully exercisable, any Restricted Shares, Restricted Units or LTIP Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer or payment has not lapsed, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of Provident Trust, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

      12.   Administration of the Plan.

            (a) This Plan shall be administered by the Compensation Committee of the Board, which shall be composed of not less than two members of the Board, or, in the absence of a Compensation Committee, by the full Board. At any time that awards under the Plan are subject to Rule 16b-3, each member of the Compensation Committee shall be a "non-employee director" within the meaning of such Rule. In addition, at any time that Provident Trust is subject to Section 162(m) of the Code, each member of the Compensation Committee shall be an "outside director" within the meaning of such Section. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Notwithstanding the foregoing, the Committee may delegate to the President and/or the Chief Executive Officer of Provident Trust (or the delegate of either or both such officers) its rights, duties and responsibilities under the Plan with respect to Participants who are not subject to Rule 16b-3 and Section 162(m) of the Code, subject to applicable law and such terms and conditions as the Committee may impose.

            (b) The interpretation and construction by the Committee of any provision of this Plan or any Grant Document evidencing the grant of Restricted Shares, Restricted Units, LTIP Units, Options or Appreciation Rights, and any determination by the Committee pursuant to any provision of this Plan or any such Grant Document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith. In addition, for indemnification purposes, service on the Committee shall constitute service as a member of the Board.

            (c) The expenses of administering the Plan shall be borne by Provident Trust.

      13. Market Standoff. In connection with any underwritten public offering by Provident Trust of its equity securities pursuant to an effective registration statement filed under the Securities Act, including Provident Trust's initial public offering, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise pursuant to an award granted under the Plan without the prior written consent of Provident Trust or its underwriters. Such limitations shall be in effect for such period of time as may be requested by Provident Trust or such underwriters; provided, however, that in no event shall such period exceed 180 days. The limitations of this Section 13 shall in all events terminate two years after the effective date of Provident Trust's initial public offering.

      14. Designation of Beneficiary. A Participant, or the permitted transferee of a Restricted Share, Restricted Unit, LTIP Unit, Option or Appreciation Right, may designate, in a writing delivered to Provident Trust before his or her death, a person or persons or entity or entities to receive, in the event of his or her death, any rights in respect of awards which he or she has been granted and are entitled to under the Plan and the Grant Document. A Participant or permitted transferee, may also designate an alternate beneficiary to receive payments if the primary beneficiary does not survive the Participant or the transferee. A Participant or permitted transferee may designate more than one person or entity as his or her beneficiary or alternate beneficiary, in which case such beneficiaries would receive payments as joint tenants with a right of survivorship. A beneficiary designation under the Plan will apply to future grants unless changed or revoked by a Participant or the permitted transferee by filing a written or electronic notification of such change or revocation with Provident Trust. If a Participant or permitted transferee fails to designate a beneficiary, then his or her estate shall be deemed to be his or her beneficiary.

      15    Amendments and Other Matters.

            (a) This Plan may be amended from time to time by the Committee; provided, however, that except as expressly authorized by this Plan, no such amendment shall cause this Plan to cease to satisfy any applicable condition of Rule 16b-3 or cause any award under the Plan to cease to qualify for any applicable exception under Section 162(m) of the Code, without the further approval of the shareholders of Provident Trust.

            (b) With the concurrence of the affected Participant, the Committee may cancel any Grant Document or other agreement evidencing any award granted under this Plan. In the event of any such cancellation, the Committee may authorize the granting of new or other awards hereunder, which may or may not cover the same number of Common Shares as had been covered by the cancelled award, at such exercise price, in such manner and subject to such other terms, conditions and discretion as would have been permitted under this Plan had the cancelled award not been granted.

            (c) The Committee may condition the grant of any award or combination of awards authorized under this Plan on (i) the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by Provident Trust or any Affiliate to the Participant, or (ii) the Participant entering into, or agreeing to enter into, one or more agreements governing the rights of shareholders of Provident Trust or any related entity, including without limitation stockholders agreements, underwriting agreements, and lockup agreements.

            (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with Provident Trust or any Affiliate and shall not interfere in any way with any right that Provident Trust or any Affiliate would otherwise have to terminate any Participant's service at any time.

            (e) Neither the Plan nor any grant made hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Provident Trust and a Participant or any other person. To the extent that any person acquires a right to receive payments from Provident Trust pursuant to a grant under the Plan, such right shall be no greater than the right of any unsecured general creditor of Provident Trust.

            (f) Any award that may be made pursuant to an amendment to this Plan that shall have been adopted without the approval of the shareholders of Provident Trust shall be null and void if it is subsequently determined that such approval was required under the terms of the Plan or applicable law and such approval was not obtained by such time as may be required by applicable law.

            (g) Unless otherwise determined by the Committee, this Plan is intended to comply with Rule 16b-3 at all times that awards hereunder are subject to such Rule.

            (h) In the case of a grant of an award to any employee of, or service provider to, an Affiliate, Provident Trust may, if the Committee so directs, issue or transfer the Common Shares, if any, covered by the award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the Common Shares to the employee or service provider in accordance with the terms of the award specified by the Committee. All Common Shares underlying awards that are forfeited or canceled shall revert to Provident Trust.